UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 25, 2005

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CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23192	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On August 25, 2005, the Compensation Committee of the Board of Directors (the “Committee”) of Celadon Group, Inc., a Delaware corporation (the “Company”), acting pursuant to the Company’s Cash Bonus Program (the “Program”), approved bonuses for certain of the Company’s executive officers based on the achievement of performance targets for the fiscal year ended June 30, 2005, and adopted performance and bonus pool targets for certain of the Company’s executive officers for fiscal year 2006. In general, the Program consists of a cash bonus payable to participants provided the performance goals established by the Committee are met (and, if met, the extent to which such goals are met). The Program is administered by the Committee, which at all times will be composed solely of at least two directors who are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. All determinations of the Committee with respect to the Program will be in its discretion and binding.

The Committee annually determines bonuses for executive officers following the finalization of the financial statements for the final fiscal year. Under the Program, the Committee may consider Company and individual performance components when making bonus determinations.

The fiscal 2005 bonus pool for our three most senior executive officers was based solely on the Company’s relative performance compared with a pre-established earnings per share target. The bonus pool is adjusted up or down from the target bonus pool based on a range of Company performance between 85% and 140% of the performance target. For 2005, the Company exceeded the target. The Committee approved the following payments of cash bonuses under the Company’s Program for fiscal year 2005. The bonuses are consistent with the terms of the Program and will be paid to the following executive officers of the Company:

Name of Officer	Cash Bonus Amount

Stephen Russell	$632,000
Thomas Glaser	$259,000
Paul A. Will	$259,000

Separate from the Program, the Committee approved a $25,000 discretionary bonus for Sergio Hernandez, who leads the Company’s Mexican operations.

The Committee also adopted an earnings per share target for fiscal 2006. The bonus pool will be adjusted based on Company achievement of 85% to 140% of the target. The cash bonuses payable to executive officers under the newly revised earnings targets range from approximately 2% to 6% of pre-tax earnings, other than Mr. Hernandez. Mr. Hernandez does not have specific limits on his bonus, which is recommended by the Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: August 31, 2005	By:	/s/ Stephen Russell
Stephen Russell
Chairman and Chief Executive Office